UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210
Nashua, NH 03062
(Address of principal executive offices)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on April 15, 2024, the Board of Directors of Skillsoft Corp. (the “Company”) appointed Ronald W. Hovsepian as the Company’s interim Principal Executive Officer and Executive Chairman, effective as of April 16, 2024 (the “Start Date”). Mr. Hovsepian succeeded Jeffrey R. Tarr, whose service in the position of President and Chief Executive Officer ceased effective as of April 16, 2024.

On September 4, 2024 (the “Effective Date”), the Company entered into a letter agreement with Mr. Hovsepian (the “Agreement”), pursuant to which he will serve as our Executive Chair and Chief Executive Officer. The Agreement provides for Mr. Hovsepian’s entitlement to an annual base salary of $772,500 (effective as of the Start Date) and an annual bonus opportunity, with a target equal to 100% of his base salary. The Agreement provides for a one-time $1,500,000 sign-on bonus. The Company will also reimburse Mr. Hovsepian for certain legal fees incurred in the negotiation of the Agreement.

Under the Agreement, Mr. Hovsepian will be granted 500,000 time-based restricted stock units (the “Initial RSUs”) under our 2020 Omnibus Incentive Plan (the “Plan”), which will vest ratably over a four-year period in equal quarterly installments following the Start Date, generally subject to Mr. Hovsepian’s continued employment through the applicable vesting date. In the event of a change in control (as defined in the Plan) during Mr. Hovsepian’s employment, Mr. Hovsepian will receive 18 months’ accelerated vesting of the Initial RSUs and 12 months’ accelerated vesting for other time-vesting equity awards granted after the Effective Date.

Under the Agreement, Mr. Hovsepian was granted a performance-based award (the “Performance Award”), which is eligible to be earned based on our 30-consecutive trading day volume-weighted average trading stock price (“30-day VWAP”) prior to specified dates, and which vests, to the extent earned, as to 50% of the earned amount on the date the applicable performance condition is achieved and as to 50% one year thereafter, in each case, generally subject to Mr. Hovsepian’s continued employment through the applicable vesting date. The Performance Award will be earned if the following 30-day VWAP thresholds are achieved on or before December 31, 2028: (i) $3,000,000 for a 30-day VWAP of $30.00 or greater ($6,000,000 if achieved on or before December 31, 2026), (ii) an additional $4,000,000 for a 30-day VWAP of $40.00 or greater, (iii) an additional $4,000,000 for a 30-day VWAP of $50.00 or greater, (iv) an additional $2,000,000 for a 30-day VWAP of $70.00 or greater, and (v) an additional $4,000,000 for a 30-day VWAP of $100.00 or greater. Upon a change in control on or prior to December 31, 2028 and during Mr. Hovsepian’s employment, any earned but unvested portion of the Performance Award will fully vest and any unearned portion of the Performance Award will vest based on actual performance through such change in control by applying interpolation between the highest performance threshold that has already been achieved as of such change in control and the next highest performance threshold.

Under the Agreement, if Mr. Hovsepian’s employment is terminated by us without cause or if Mr. Hovsepian resigns for good reason (as such terms are defined in the Agreement) he will be entitled to receive the following: (i) any accrued and unpaid annual bonus for the prior fiscal year (the “Prior Year Bonus”), (ii) two times the sum of (x) his base salary and (y) his target annual bonus, payable over 24 months following termination, (iii) a pro-rated target annual bonus (the “Pro Rata Bonus”), (iv) the employer portion of his COBRA premiums for 24 months (the “COBRA Amounts”), (v) 18 months’ accelerated vesting of the Initial RSUs (and 12 months’ accelerated vesting for other time-vesting restricted stock units granted after the Effective Date), (vi) accelerated time-based vesting of any earned portion of the Performance Award, (vii) vesting of any unearned portion of the Performance Award, based on actual performance as of such termination by applying interpolation between the highest performance threshold that has already been achieved as of such termination and the next highest performance threshold, and (viii) any remaining unearned portion of the Performance Award will remain outstanding and eligible to vest based on actual performance for six months following such termination. If such termination is during the six-month period prior to and in connection with, or within the 12-month period following, a change in control, Mr. Hovsepian will receive the amounts described in clauses (i)-(iv), the amount described in clause (ii) shall be paid in a lump sum, and all time-based equity awards will vest in full.  If Mr. Hovsepian’s employment is terminated due to his death or disability, he will receive the Prior Year Bonus, the Pro Rata Bonus, the COBRA Amounts, prorated accelerated vesting of any then-unvested Initial RSUs based on the date of such termination, and the Performance Award shall vest and remain eligible to be earned on the same basis as following a termination without cause or resignation for good reason.  All of the foregoing severance benefits are conditioned upon a release of claims in favor of the Company.

The Agreement also provides that in connection with a change in control on or before December 31, 2026, the Company will provide a gross-up payment to Mr. Hovsepian for any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any related taxes imposed on such gross-up payment in an amount not to exceed $13,000,000.

The Agreement also contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers and customers during Mr. Hovsepian’s employment and for 24 months thereafter.

The foregoing description of the Agreement with Mr. Hovsepian does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2024.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2024

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer